SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [  ]  Confidential, For Use of the
[X] Definitive Proxy Statement                   Commission only (as permitted
[ ] Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ] Soliciting Materials Under Rule 14a-12

                         JANUS HOTELS AND RESORTS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X]  No fee required
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:
                                      N.A.
------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
                                      N.A.
------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N.A.
------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                      N.A.
------------------------------------------------------------------------------

     (5) Total fee paid:
                                      N.A.
------------------------------------------------------------------------------

    [  ] Fee paid previously with preliminary materials:
                                      N.A.
------------------------------------------------------------------------------

    [  ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                      N.A.
------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                      N.A.
------------------------------------------------------------------------------

     (3) Filing Party:
                                      N.A.
------------------------------------------------------------------------------

     (4) Date Filed:
                                      N.A.
------------------------------------------------------------------------------

                         JANUS HOTELS AND RESORTS, INC.

                      2300 CORPORATE BLVD. N.W., SUITE 232
                         BOCA RATON, FLORIDA 33431-8596
               TELEPHONE (561) 997-2325, FACSIMILE (561) 997-5331




                                                           April 22, 2002


To Our Stockholders:

         On behalf of the Board of Directors of Janus Hotels and Resorts, Inc., I cordially invite you to attend the 2002 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m. Eastern Time on June 7, 2002, at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102-5496. The formal notice of the meeting appears on the next page. During the meeting, stockholders who are present will have the opportunity to meet and ask questions of our senior management team.

         We believe that interaction between stockholders and management is important and hope that you will be able to attend.

         Whether or not you are able to attend the meeting, it is important that your views be represented. To be sure that happens, please sign and date the enclosed proxy card and return it in the envelope provided. If you plan to attend the meeting, please check the appropriate box on the proxy card.

                                            Sincerely,

                                            /s/ Louis S. Beck
                                            ----------------------------
                                            Louis S. Beck
                                            Chairman of the Board of Directors

                         JANUS HOTELS AND RESORTS, INC.
                      2300 Corporate Blvd., N.W. Suite 232
                         Boca Raton, Florida 33431-8596


     -----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2002

     -----------------------------------------------------------------------


To Our Stockholders:

         The 2002 Annual Meeting of the Stockholders of Janus Hotels and Resorts, Inc. (the "Company") will be held at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102-5496, on June 7, 2002 at 11:00 a.m. Eastern Time for the following purposes:


        (1)    To elect three (3) Class C directors;

        (2) To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 19, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

         Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                           By Order of the Board of Directors

                                           LAWRENCE A. GOLDMAN
                                           Secretary
April 22, 2002
Boca Raton, Florida

                         JANUS HOTELS AND RESORTS, INC.
                      2300 Corporate Blvd., N.W. Suite 232
                         Boca Raton, Florida 33431-8596


     -----------------------------------------------------------------------

                                 PROXY STATEMENT

     -----------------------------------------------------------------------

         This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Janus Hotels and Resorts, Inc., a Delaware corporation (the "Company" or "Janus"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102-5496, on June 7, 2002 at 11:00 a.m. Eastern Time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, are being mailed to stockholders on or about April 22, 2002. The principal executive offices of the Company are located at 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431-8596.

         Only stockholders of record at the close of business on the record date, April 19, 2002, will be entitled to vote at the Meeting and at all adjournments thereof.

         On April 19, 2002, there were 7,242,524 issued and outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted upon. On April 19, 2002, there were issued and outstanding 3,100 shares of the Company's preferred stock, Series B, par value $.01 per share (the "Preferred Stock"). The holders of Preferred Stock do not have the right to vote on any matter being considered at the Meeting. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. There are no cumulative voting rights.

GENERAL INFORMATION


Voting of Proxies

         If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) "FOR" the election of each of Messrs. Harry G. Yeaggy, Michael M. Nanosky and Stephen B. Grossman as Class C directors of the Company with a term expiring in 2005; (b) "FOR" the ratification of the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and (c) in connection with the transaction of such other business as may properly be brought before the meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors.

         Votes will not be considered cast, however, if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directions are given in a written proxy to withhold votes or if the votes are withheld by a broker.

         The proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date or by voting in person at the Meeting.

         The United States Lines, Inc. and United States Lines (S.A.), Inc. Reorganization Trust (the "Reorganization Trust") is the record owner of 364,350 shares, and the beneficial holder of an additional 4,484 shares, of Common Stock for the benefit of former unsecured creditors of United States Lines, Inc. (U.S. Lines) whose claims have not been resolved. In accordance with an order of the United States Bankruptcy Court for the Southern District of New York (In re United States Lines, Inc., Case No. 86B 12240), the Trustee of the Reorganization Trust votes such shares, on each proposal before stockholders, in the same proportion "for" or "against" (or "withhold" in the case of director elections) such proposal as stockholders (other than the Trust) who actually vote in person or by proxy, but disregarding for this purpose (i) stockholders who do not vote or who vote "abstain" and (ii) shares of Common Stock issued after March 16, 1997. Of the shares held by Messrs. Beck, Yeaggy or their affiliates set forth in the table below, 3,799,999 are shares issued after March 16, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of April 4, 2002 for
(i) each person who is known by the Company to beneficially own more than 5% of any class of capital stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each listed person has sole voting power and investment power over the respective shares owned.

----------------------------------------------------------------------------------------------------------------------
                                                Amount and            Amount and
                                                 Nature of             Nature of
                                                Beneficial            Beneficial         Percent of      Percent of
                                               Ownership of          Ownership of          Class of        Class of
                                               Common Stock        Preferred Stock          Common        Preferred
   Name and Address of                         ------------        ---------------          Stock           Stock
   Beneficial Owner (1)                                                                  -----------     -------------
   -------------------
----------------------------------------------------------------------------------------------------------------------
   Louis S. Beck (2)                            3,042,407                  -                42.0%             -
----------------------------------------------------------------------------------------------------------------------
   Harry G. Yeaggy (3)                          1,182,500                  -                16.3%             -
----------------------------------------------------------------------------------------------------------------------
   Arthur Lubell(4)                                10,000                  -                  *               -
----------------------------------------------------------------------------------------------------------------------
   Richard P. Lerner (4)                           10,000                  -                  *               -
----------------------------------------------------------------------------------------------------------------------
   C. Scott Bartlett, Jr.(4)                       19,000                  -                  *               -
----------------------------------------------------------------------------------------------------------------------
   Lucille Hart-Brown(4)                           10,000                  -                  *               -
----------------------------------------------------------------------------------------------------------------------
   Michael M. Nanosky                                 -                  2,000                -             64.5%
----------------------------------------------------------------------------------------------------------------------
   Stephen B. Grossman(4)                          10,000                  -                  *               -
----------------------------------------------------------------------------------------------------------------------
   Howard C. Nusbaum(4)                            10,000                  -                  *               -
----------------------------------------------------------------------------------------------------------------------
   Paul Tipps(4)                                   12,000                  -                  *               -
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
   Richard A. Tonges                                  -                  1,100                -             35.5%
----------------------------------------------------------------------------------------------------------------------
   Beck Hospitality Inc. III(5)                    310,000                 -                 4.3%             -
       8534 E. Kemper Road
       Cincinnati, Ohio 45249
----------------------------------------------------------------------------------------------------------------------
   The Prudential Insurance Company of             421,931                 -                 5.8%             -
   America(6)
       751 Broad Street
       Newark, New Jersey 07102
----------------------------------------------------------------------------------------------------------------------
   General Electric Credit Corp.(7)                417,435                 -                 5.8%             -
       260 Long Road
         Stamford, Connecticut 06927
----------------------------------------------------------------------------------------------------------------------
   Mitsubishi Corporation(8)                       400,712                                   5.5%
   c/o Kramer, Levin, Nessen, et al.
   919 Third Avenue
   New York, New York 10022
----------------------------------------------------------------------------------------------------------------------
   All directors and executive officers           3,995,907              3,100              54.7%            100%
   as a group (13 persons)
----------------------------------------------------------------------------------------------------------------------

*        Represents less than 1%.

--------------------------

         (1) Unless otherwise noted, the address of each of the listed persons is c/o the Company, 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, Florida 33431-8596.
         (2) Includes (i) 2,732,407 shares of Common Stock held by Elbe Financial Group, LLC ("Elbe") and (ii) 310,000 shares of Common Stock held by Beck Hospitality Inc. III. Mr. Beck controls Elbe and is its sole beneficial owner. Mr. Beck is an officer, director and controlling shareholder of Beck Hospitality Inc. III. He has sole voting power over 2,732,407 shares of Common Stock and shared voting power over 310,000 shares of Common Stock.
         (3) Includes 310,000 shares of Common Stock held by Beck Hospitality Inc. III. Mr. Yeaggy is an officer, director and shareholder of Beck Hospitality Inc. III. Mr. Yeaggy has sole voting power over 872,500 shares of Common Stock and shared voting power over 310,000 shares of Common Stock.
         (4) Includes options to purchase 10,000 shares of Common Stock granted under the Directors' Stock Option Plan. Additional options to purchase 5,000 shares of Common Stock have been granted which will be exercisable on December 31, 2002, if the director continues to be in office on such date.
         (5) Messrs. Beck and Yeaggy own 75% and 25%, respectively, of the stock of Beck Hospitality Inc.III and are officers and directors of that corporation. Beck Hospitality Inc. III has sole voting and investment power over 310,000 shares of Common Stock. Messrs. Beck and Yeaggy have reported they share voting and investment power over these shares.
         (6) The number of shares is based upon a Schedule 13G filed with the United States Securities and Exchange Commission ("SEC") on February 14, 2002. The Prudential Insurance Company of America was a major unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of shares through the Reorganization Trust.
         (7) The number of shares is based upon a Schedule 13G filed with the SEC on January 3, 2002. General Electric Credit Corp. was a major unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of shares through the Reorganization Trust.
         (8) Mitsubishi Corporation was a major unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of shares through the Reorganization Trust. The Company has no information that any of such shares have been disposed of by Mitsubishi Corporation.

                        PROPOSAL 1--ELECTION OF DIRECTORS

         The Board of Directors manages the business of the Company. The Company's Restated Certificate of Incorporation contains a provision that divides the Board of Directors into three classes known as Class A, Class B and Class C, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one-third of the authorized number of directors. The authorized number of directors is determined from time to time by a vote of a majority of the directors then in office.

         Three (3) individuals, Messrs. Harry G. Yeaggy, Michael M. Nanosky and Stephen B. Grossman, currently allocated to Class C, are standing for election as directors at the Meeting to serve for a term to expire at the Meeting in 2005 or until their successors are elected and qualified. Each such individual is at present available for election. Proxies cannot be voted for a greater number of persons than the number of nominees named.

         The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock voted in person or by proxy at the Meeting is required for the election of each director.

         The Board of Directors recommends a vote "FOR" all nominees.


                        DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

         The directors (including current class designation), and executive officers of the Company are as follows:

      -------------------------------------------------------------------------------------------------------
      Name                         Age              Position                         Held Position Since
      -------------------------------------------------------------------------------------------------------
      C. Scott Bartlett, Jr.       69               Director (Class A)               1996
      -------------------------------------------------------------------------------------------------------
      Louis S. Beck                56               Chairman of the Board and        1997
                                                    Chief Executive Officer
                                                    (Class A)
      -------------------------------------------------------------------------------------------------------
      Lucille Hart-Brown           53               Director (Class A)               1996
      -------------------------------------------------------------------------------------------------------
      Richard P. Lerner            63               Director (Class A)               1996
      -------------------------------------------------------------------------------------------------------
      Arthur Lubell                88               Director (Class B)               1990
      -------------------------------------------------------------------------------------------------------
      Howard C. Nusbaum            45               Director (Class B)               2000
      -------------------------------------------------------------------------------------------------------
      Paul Tipps                   65               Director (Class B)               1997
      -------------------------------------------------------------------------------------------------------
      Stephen B. Grossman          69               Director (Class C)               2000
      -------------------------------------------------------------------------------------------------------
      Michael M. Nanosky           43               Director and President           1997 (Director)
                                                    (Class C)                        2000 (President)
      -------------------------------------------------------------------------------------------------------
      Harry Yeaggy                 56               Vice Chairman of the Board       1997
                                                    (Class C)
      -------------------------------------------------------------------------------------------------------
      Richard A. Tonges            46               Treasurer and Vice               1997
                                                    President of Finance
      -------------------------------------------------------------------------------------------------------
      Deborah Chamberlin           48               Vice President of                2001
                                                    Operations
      -------------------------------------------------------------------------------------------------------
      John Fernando                49               Vice President of Food and       2001
                                                    Beverage
      -------------------------------------------------------------------------------------------------------

         All directors of the Company hold office until their respective successors are elected and qualified, or until their death, resignation or removal. Officers serve at the discretion of the Board of Directors.

         There are no family relationships between any directors or executive officers of the Company.

Directors Standing for Reelection

Stephen B. Grossman

         Mr. Grossman has been a Director of the Company since June 28, 2000. Since September 2000, Mr. Grossman has been a self-employed financial consultant. From August 1999 to August 2000 he was Chairman of the Board of InYourMusic.com, Inc. During 1998 and 1999 he was Assistant to the Vice President of Ronpac, Inc. From 1995 through 1998, he was a Managing Director of Lincolnshire Management Company, an investment fund. He is a certified public accountant licensed in New York and New Jersey.

Michael M. Nanosky

         Mr. Nanosky became a Director and President of Hotel Operations of the Company upon the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. Effective June 28, 2000, he became President of the Company. From March 1990 until he joined the Company, Mr. Nanosky was President of Beck Group Management Corp., a company engaged in the hotel management business.

Harry G. Yeaggy

         Mr. Yeaggy has been a Director and Vice Chairman of the Company since the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. He has been a principal stockholder and chief operating officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1986. He has also been a director and President of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp., a savings and loan holding company of which Mr. Yeaggy is a beneficial owner, director, Vice President and Secretary.

Directors Continuing in Office

Class A Directors. The following Class A Directors were elected at the Company's 2000 annual meeting for terms ending in 2003:

C. Scott Bartlett, Jr.

         Mr. Bartlett has been a Director of the Company since August 1996.
Mr. Bartlett has served as an independent financial consultant and corporate director since 1990. Mr. Bartlett retired as Executive Vice President, Senior Lending Officer and Chairman, Credit Policy Committee for National Westminster Bank USA where he was employed since 1973. Mr. Bartlett presently serves as a director of the following corporations: NVR, Inc., AMEX: NVR (Audit Committee, Nominating Committee); Abraxas Petroleum Corporation, AMEX: ABP (Chairman, Audit Committee, Member, Special Committee); and New ICO Global Communications (Holdings) Limited (Special Committee).

Louis S. Beck

         Mr. Beck has been a Director and Chairman of the Board of the Company since the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. He is also the Company's Chief Executive Officer. He has been a principal stockholder and Chief Executive Officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1972. He has also been a principal stockholder and Chairman of the Board of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp, a savings and loan holding company of which Mr. Beck is a director and President. In addition, since 1992 he has served as Chairman of the Board of Guardian Savings Bank in Cincinnati, Ohio and serves as a director and President of its holding company, Guardian Bancorp, Inc.

Lucille Hart-Brown

         Ms. Hart-Brown has been a Director since August 1996. Ms. Hart-Brown has served as President of Benefit Services, Inc. since April 1996.
Ms. Hart-Brown served as Administrator of Marine Engineers' Beneficial Association from 1982 until 1996. Ms. Hart-Brown was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy proceeding in 1990.

Richard P. Lerner

         Mr. Lerner has been a Director of the Company since August 1996.
Mr. Lerner has been a partner with the law firm of Lambos & Junge, New York since 1996, and is currently managing partner. Mr. Lerner was a partner with the law firm of Lambos & Giardino, New York from 1978 to 1996. Mr. Lerner was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy in 1990.

Class B Directors. The following Class B Directors were elected at the Company's 2001 annual meeting for terms ending in 2004:

Arthur Lubell

         Mr. Lubell was designated a creditor representative member of the Board of Directors pursuant to the Plan of Reorganization in the U.S. Lines bankruptcy in May 1990 and served as Treasurer of the Company from May 15, 1995 until April 24, 1997. Mr. Lubell has been a member of the law firm Lubell & Koven, New York City, since 1960.

Howard C. Nusbaum

         Mr. Nusbaum has been a Director of the Company since June 28, 2000. Since September 12, 2001 to present Mr. Nusbaum has been President and Chief Executive Officer of American Resort Development Association. From August 1, 1999 until September 1, 2000 he held a consulting contract with the American Hotel and Motel Association serving the Association in the position of Vice President Corporate Relations. From July 1990 until September 2001, Mr. Nusbaum was President and Executive Vice President of the Ohio Hotel and Lodging Association.

Paul Tipps

         Mr. Tipps has been a Director of the Company since April 24, 1997.
Mr. Tipps is the co-founder of State Street Consultants, a government affairs consulting firm, organized in 1984. Since January 1997 he has been a director of the Federal Home Loan Bank - Cincinnati and was elected Chairman in 2000. Mr. Tipps is a member of the Board of Directors of the John Glenn Institute for Public Service and Public Policy of The Ohio State University.


Other Executive Officers:

Richard A. Tonges

         Mr. Tonges has been Vice President-Finance and Treasurer of the Company since the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. Prior to joining the Company, Mr. Tonges was Chief Financial Officer of Beck Group Management Corp. since September 1978.
Mr. Tonges is a certified public accountant.

Deborah Chamberlin

         Ms. Chamberlin has been Vice President of Operations of the Company since June 7, 2001. She has been employed by the Company since November 1997 and became an officer in 1999. Ms. Chamberlin was employed by Summit Hotel Management from 1985 to November 1997 where she served as General Manager of Summit's hotels and held various other hotel operation positions.

John Fernando

         Mr. Fernando has been Vice President of Food and Beverage of the Company since June 7, 2001. He has been employed by the Company since October 1998. Mr. Fernando served in the U.S. Marine Corps, from 1994 to October 1998 as Executive Chef and Food Service Director.


Board Meetings and Committees of the Board of Directors

         During 2001, the Board of Directors of the Company held four meetings. No director of the Company attended less than 75% of the meetings held during the year.

         The Board of Directors of the Company has appointed three committees: the Audit Committee, the Compensation Committee and the Executive Committee.

Audit Committee. The Audit Committee periodically reviews the Company's auditing practices and procedures and makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company.

Members: Richard P. Lerner (Chairman), C. Scott Bartlett, Jr. and
Stephen B. Grossman.

Compensation Committee. The Compensation Committee meets periodically to make recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives.

Members: Lucille Hart-Brown (Chairperson), Howard C. Nusbaum, Arthur Lubell and Paul Tipps.

Executive Committee. The Executive Committee, while the Board is not in session, has the powers and may exercise the duties of the Board of Directors in the management of the business and affairs of the Company that may lawfully be delegated by the Board.

Members: Louis S. Beck, C. Scott Bartlett, Jr., Lucille Hart-Brown, Paul Tipps and Harry G. Yeaggy.

         During the year ended December 31, 2001, the Compensation Committee met two times and the Audit Committee met three times, one of which were by way of telephone conference. The Executive Committee did not meet.

Staggered Board of Directors

         The Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), provides for a staggered Board of Directors having three classes: Class A, Class B and Class C. The number of directors in each class shall consist, as nearly as may be possible, of one-third of the authorized number of directors. The authorized number of directors shall be determined from time to time by a majority of the directors in office.

         A classified Board of Directors may have the effect of making it more difficult to remove incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to change the majority of directors for business reasons unrelated to a change of control.

         The Restated Certificate provides that the above provisions regarding classification of the Board of Directors may not be amended, altered, changed or repealed except by the affirmative vote of at least 66 2/3% of the shares of Common Stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, unless such proposal shall have been proposed by a majority of the Board of Directors.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

         The Company's non-employee directors receive an annual retainer of $15,000 and $1,000 per meeting attended. If attendance is by telephone, the fee will be $500. In addition, if a non-employee director retires from service on the Board of Directors, either during a term or by not standing for re-election, such director is entitled to a retirement payment of $40,000 plus $5,000 for each year remaining in his or her term. No more than two directors are entitled to this retirement benefit in any calendar year without the approval of the full Board of Directors. Each Committee member receives $1,000 for each meeting not held on the same day as a Board of Directors meeting. If attendance is by telephone, the fee is $500 for a member and $750 for the Committee Chairperson.

Executive Compensation

         The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during each of the last three fiscal years for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company who received compensation in excess of $100,000 during the period January 1, 2001 to December 31, 2001.


                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------
                                                      Annual Compensation                        Long-Term Compensation
                                          ---------------------------------------------    ----------------------------------
                                                                                              Awards            Payouts
                                                                                           ------------    ------------------
                                                                                            Securities            All
Name and Principal                                                       Other Annual       Underlying           Other
Position                       Year       Salary          Bonus      Compensation(1) (3)   Options/SARs     Compensation(2)
-----------------------------------------------------------------------------------------------------------------------------
Louis S. Beck,                 2001      $275,000           -                 -                 -               $2,016
Chairman and Chief             2000      $275,000           -                 -                 -               $1,875
Executive Officer              1999      $275,000           -                 -                 -               $1,722


-----------------------------------------------------------------------------------------------------------------------------

Michael M. Nanosky,            2001      $235,000        $60,000              -                 -               $1,542
President                      2000      $211,250        $50,000              -                 -               $1,519
                               1999      $176,250        $30,000              -                 -               $1,490

-----------------------------------------------------------------------------------------------------------------------------

Harry G. Yeaggy,               2001      $175,000           -                                   -               $3,070
Vice Chairman                  2000      $175,000           -                 -                 -               $3,000
                               1999      $175,000           -                 -                 -               $2,924

-----------------------------------------------------------------------------------------------------------------------------

Richard A. Tonges,             2001      $150,000        $40,000           $153,000             -               $1,494
Treasurer and Vice             2000      $138,125        $35,000              -                 -               $1,461
President of Finance           1999      $125,416        $25,000              -                 -               $1,438

-----------------------------------------------------------------------------------------------------------------------------
Deborah Chamberlin,            2001      $125,408        $10,000              -                 -                  -
Vice President of
Operations
-----------------------------------------------------------------------------------------------------------------------------



         (1) Messrs. Beck, Nanosky , Tonges and Yeaggy receive reimbursement from the Company for automobile expenses; however, such amounts do not exceed the lesser of $50,000 or 10% of each person's respective aggregate salary and bonus for any of the fiscal years disclosed.

         (2) The amounts shown in this column represent insurance premiums paid by the Company with respect to permanent life insurance and disability insurance for the benefit of each named executive officer.

         (3) Mr. Tonges received additional compensation in 2001 for services rendered outside the scope of his ordinary responsibilities in connection with the sale of two hotel properties and the leasing of one hotel property owned by the Company. The additional compensation was based upon 2% of the gross sales price of the applicable properties.


Employment Agreements

         The Company had written employment agreements with Messrs. Beck, Yeaggy and Nanosky, all dated April 24, 1997. These agreements were for terms of three years, ending on April 23, 2000, and were not formally extended.

         Mr. Beck is employed as Chairman of the Board, and is paid an annual salary of $275,000, which may be increased from time to time at the discretion of the Board of Directors. He also may be paid a bonus in an amount determined by the Board of Director in its discretion and is entitled to such benefits as the Board of Directors shall adopt. In the employment agreement the Company acknowledged that Mr. Beck is the owner, an officer and director of other businesses that engage in the hotel business. Mr. Beck agreed not to engage in any business that competes with the Company. Matters involving potential conflicts of interests will be referred by management to the Audit Committee of the Board of Directors for consideration. The Audit Committee is comprised entirely of independent directors.

         Mr. Yeaggy is employed as Vice Chairman of the Board and is paid an annual salary of $175,000, which may be increased from time to time at the discretion of the Board of Directors. His employment agreement was substantially similar to the employment agreement between Mr. Beck and the Company.

         Mr. Nanosky is employed as President of the Company. As of January 1, 2002, he is paid an annual salary of $255,000, which may be increased from time to time at the discretion of the Board of Directors. Mr. Nanosky also receives a comprehensive medical indemnity policy for himself and his family, "split dollar" life insurance coverage in the amount of $480,000, long-term disability insurance coverage and such other benefits as the Board of Directors shall adopt and approve for him.


Stock Options

         In August 1996, the Board of Directors and stockholders of the Company adopted the 1996 Stock Option Plan (the "1996 Plan") and reserved 300,000 shares of Common Stock for issuance thereunder. The 1996 Plan provides for the granting to employees (including employee directors and officers) of options intended to qualify as incentive stock options within the meaning of ss. 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory stock options to employees and consultants. The 1996 Plan currently is administered by the Company's Compensation Committee.

         The 1996 Plan provides for the granting of both Incentive Stock Options ("ISOs") and nonstatutory stock options (an "NSO") and in connection with such options the granting of stock appreciation rights (an "SAR") or additional stock options, known as progressive stock options (a "PSO"), in the event the grantee exercises such stock options by surrendering shares of Common Stock of the Company. SARs enable a holder to surrender a SAR and to receive a payment in cash equal to the difference between the fair market value of the Common Stock on the date of surrender of the related SAR and the SAR price. NSOs and SARs may be issued to any key employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISOs may be issued to key employees and officers of the Company and its subsidiaries, but not to any independent contractor, agent or consultant. The Compensation Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which options will expire. Options have no value unless the price of the Common Stock appreciates after the date of grant and the holder satisfies applicable vesting requirements.

         Currently, there are no options outstanding under the 1996 Plan.

Directors' Stock Option Plan

         On June 7, 2001, the stockholders of the Company adopted the Directors' Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to promote the success of the Company by providing a method whereby members of the Board of Directors of the Company who are not employees of the Company or its subsidiaries ("Outside Directors") may be encouraged to invest in the Common Stock of the Company in order to promote long-term stockholder value, and increase their personal interest in the continued success and progress of the Company. The options granted under the Directors Plan are NSOs. The price at which shares of Common Stock may be purchased upon exercise of an option is the fair market value of the Common Stock the date the option is granted. The Board of Directors of the Company administers the Directors Plan. The Directors Plan terminates by its terms on December 31, 2010.

         An aggregate of 300,000 shares of Common Stock is reserved for issuance under the Directors Plan. Each Outside Director received an option for 15,000 shares of Common Stock at fair market value of $1.50 on April 2, 2001, the effective date of the grant, which was exercisable as follows: 5,000 shares were immediately exercisable and 5,000 shares would be exercisable on each of December 31, 2001 and December 31, 2002 if the Outside Director continued to be in office on such date. A new Outside Director will automatically receive an option for 15,000 shares of Common Stock on the date such person becomes a director.

         If the Board of Directors determines to make additional grants of options, such grants will be made effective at least thirty (30) days after the date of determination. Future grants of options will be exercisable in three installments, each equal to one-third of the entire option granted on the first, second and third December 31 following the date of grant, provided that the optionee is a member of the Board of Directors on each such date. In addition, options will be fully exercisable upon the death of the optionee or upon the occurrence of other events involving the acquisition of the Company's outstanding securities or certain mergers or combinations involving the Company or a sale of substantially all of the assets of the Company. Options are not transferable except upon death, or pursuant to a "qualified domestic relations order" as defined in the Code. The expiration of an option may be accelerated in the event of an optionee's death or if the optionee ceases to be an Outside Director for any reason.

         Currently, there are 110,000 options outstanding under the Directors Plan.

Stock Appreciation Rights

         Effective April 24, 1997, Messrs. Lubell, Bartlett, Lerner, Tipps and Ms. Hart-Brown and three former members of the Board of Directors were granted SARs with respect to 5,000 shares at an exercise price of $3.25 per share (collectively, the "Director SARs"). Mr. Lerner subsequently waived all rights with respect to his Director SARs. The Director SARs may be exercised during the period October 25, 1997 through April 23, 2003. In no event may the appreciated value per share paid in respect of the Director SARs exceed $7.00 per share. Effective December 18, 1998, the Company granted an SAR with respect to 25,000 shares at an exercise price of $2.48 per share, to Mr. Tipps, a Director of the

Company, in consideration of services performed for the Company. This SAR expires on December 17, 2003. None of the foregoing SARs were granted under the 1996 Plan.

Option/SAR Grants in Last Fiscal Year

         During 2001, no options or SARs were granted under the 1996 Plan or otherwise by the Company to any of the executive officers listed in the Summary Compensation Table and no options granted were exercised.

Option Exercises and Fiscal Year-End Values

     For the executive officers listed in the Summary Compensation Table there were no aggregated option/SAR exercises in 2001 and, for all such executive officers, there were no option/SARs outstanding at December 31, 2001.

Report of the Audit Committee of the Board of Directors

         The Audit Committee of the Board of Directors of the Company is comprised of three independent directors appointed by the Board of Directors (each of whom is independent under applicable rules of the National Association of Securities Dealers) and operates under a charter which was adopted in 1999. The charter recognizes the following broad categories of Committee responsibilities:

          o oversight of the financial reporting process, the system of internal controls and the audit process; and
          o provision of a communication link to the full Board as to the above matters.

         The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal accounting and financial controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board.

         The Committee also reviews with the Company's counsel any legal matters that could have an impact on the Company's financial statements. In addition, the Committee has been accorded the responsibility by the full Board to make recommendations regarding transactions and other business arrangements between the Company and its major stockholders, Messrs. Louis S. Beck and Harry G. Yeaggy, and to review the fairness, to the Company, of the allocation of expenses for shared business services between the Company and the other entities in which Messrs. Beck and Yeaggy have interests.

         In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent accountants to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee's review included discussion with the outside accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         With respect to the Company's outside accountants, the Committee discussed with Grant Thornton, LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and whether the additional services provided by Grant Thornton, LLP to the Company were compatible with maintaining their independence. The Committee determined that such services were so compatible.

         Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

         On the basis of the foregoing described reviews and discussions, the Committee recommended to the Board of Directors that the Board approve for inclusion of the Company's audited financial statements in the Company's Annual Report in Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Members of the Audit Committee

         Richard P. Lerner, Chairman
         C. Scott Bartlett, Jr.
         Stephen B. Grossman

Audit and Related Fees

         Audit Fees. The aggregate fees billed by Grant Thornton LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the review of the financial statements included in Forms 10-Q for fiscal 2001 were $55,550.

         Financial Information Systems Design and Implementation Fees. There were no fees billed by Grant Thornton LLP to the Company for financial information systems design and implementation fees for fiscal 2001.

         All Other Fees. The aggregate fees billed to the Company for all other services rendered by Grant Thornton LLP for fiscal 2001 were $64,466. Such services pertained predominately to state and federal tax matters.

         All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.


Report of the Compensation Committee of the Board of Directors

         The Compensation Committee of the Board of Directors of the Company presents this report on the compensation policies of the Company for its executive officers.

         The Company's compensation program for executives consists of two elements: (i) a base salary and (ii) a performance-based annual bonus. Presently, the grant of options or other stock based awards to executives is not part of the Company's executive compensation program. Nevertheless, the Committee believes that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to the Company's performance.

         Base Salary. In making a determination whether to adjust base salaries, the Committee will take into account such factors as competitive industry salaries, the contribution and experience of the officer and the length of the officer's service. Each of the Company's key executive officers has been a long-term employee of the hotel business which the Company acquired in late April 1997. In December 2001, the Committee recommended to the full Board that the base salary of Michael Nanosky, President of the Company, be increased to $255,000 effective January 1, 2002. The Committee also recommended that the base salary of Richard A. Tonges, Vice President of Finance, be increased to $160,000 effective January 1, 2002.

         Annual Bonus. Senior management recommends to the Committee the maximum amount of a "bonus pool" at the end of a calendar year for recognition of superior service rendered by executive officers or senior hotel operations personnel of the Company. For the year ended December 31, 2001, a "bonus pool" of $199,000 was established for the benefit of 21 persons. The Committee approved Mr. Beck's recommendations of bonuses of $60,000 and $40,000 to Messrs. Nanosky and Tonges, respectively, and gave Mr. Beck the authority to award the remaining bonus pool in such amounts as he deemed appropriate based upon the input from Mr. Nanosky. Mr. Beck did not recommend that bonuses be paid to either himself or Harry Yeaggy, Vice Chairman of the Company. The Committee determined that the payment of the bonuses for the year 2001 was appropriate notwithstanding the below-plan financial performance of the Company. The consensus of the Committee was that the Company's key employees should not be penalized for results attributable to general economic conditions and the events of September 11, 2001.

         The Committee, in consultation with Mr. Beck, expects to develop a new bonus plan for Mr. Nanosky for implementation in 2002, under which Mr. Nanosky would be paid a bonus based upon improvements in the Company's net operating income and increased management fees over the prior year.

         The Committee also has approved the payment of additional compensation to Mr. Tonges for services performed outside the scope of his normal responsibilities relating to the disposition of Owned Hotel properties. This compensation will not exceed 2% of the sales price.

         Stock Options. The Committee did not grant any stock options during the year ended December 31, 2001 and has not granted any stock options to executive officers during the past several years. The Committee may consider future grants to executive officers upon initial employment, in recognition of an individual's extraordinary performance, upon promotion to a position of higher responsibility or in connection with the execution of a new employment agreement.

         Chief Executive Officer Compensation. As Chairman and Chief Executive Officer, Mr. Beck has a base salary of $275,000. The base salary has remained the same since April 1997 and Mr. Beck has not requested an increase in his base salary. The Committee will consider increases in the base salary and bonuses based upon the development and implementation of the Company's strategic growth and development plan.

         Members of the Compensation Committee

         Lucille Hart-Brown, Chairperson
         Howard Nusbaum
         Arthur Lubell
         Paul Tipps

Compensation Committee Interlocks and Insider Participation

         None of the members of the Compensation Committee is or has been an officer or employee of the Company, except Mr. Lubell, who was Treasurer of the Company from 1995 to 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interest of Messrs. Beck and Yeaggy in a Property Subject to a Mortgage Held by the Company

         The Company has a financial participation in the form of a promissory note secured by a mortgage on undeveloped land in Kissimee, Florida (the "KOA Note"), which is owned by an affiliate of Messrs. Beck and Yeaggy. Until December 2001, the mortgage covered both the undeveloped land and a KOA Campground. The portion of the property constituting the campground was sold in December 2001, and the mortgage was partially released at that time. The principal balance of the KOA Note as of April 15, 2002 is $3,103,065. The KOA Note provides for monthly principal payments based upon a twenty-year amortization. The KOA Note matured on May 1, 2000, but in accordance with the note's terms, its maturity date was automatically extendable for an additional three years to May 1, 2003 since the note was not in default on the original maturity date. The KOA Note bears interest at a fixed rate of 8% per annum. Messrs. Beck and Yeaggy have jointly and severally guaranteed the payment of the KOA Note. The Company does not regard this guaranty as material to the ultimate satisfaction of the KOA Note on the basis that the value of the undeveloped land exceeds the underlying mortgage indebtedness.

Interest of Messrs. Beck, Yeaggy and Tonges in Service Providers to the Company

         The Company has a service agreement for a hotel property management system with Computel Computer Systems, Inc. ("Computel"), a corporation wholly-owned by Messrs. Beck and Yeaggy, for the hotels owned or managed by the Company. The agreement automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the scheduled termination date. Computel is paid a monthly fee of $275 per hotel location for its basic property management software package plus one computer terminal. For each additional terminal at a hotel location there is an additional charge of $75 per month. Additional monthly fees are charged for add-on software for such services as guest messaging, call accounting interface, franchise central reservation interface and movie interface. The Company believes that these are market-rate fees. The Company projects aggregate payments to Computel of approximately $45,000 during 2002. On each annual renewal of the agreement, Computel is entitled to increase its fees commensurate with the fees charged to other customers.

         Personnel at the hotels owned by the Company and some of the hotels managed by the Company are provided by Hospitality Employee Leasing Program, Inc. ("HELP"), a corporation wholly-owned by Messrs. Beck, Yeaggy and Tonges. The Company pays HELP an administrative fee of $10.15 per pay period per employee. The owners of managed hotels pay HELP administrative fees of $8.10 to $10.15 per pay period per employee. The Company believes that these are market-rate fees. The Company and the owners of the managed hotels also reimburse HELP for the actual payroll costs, including payroll taxes, of the employees. In addition, the Company pays HELP a premium for workers compensation insurance in exchange for the indemnification by HELP for employer practices liability and work-related injuries. Based on the Company's present operations, the Company projects aggregate fees of approximately $176,000 in respect of owned hotels, and aggregate fees of approximately $366,000 in respect of managed hotels, to HELP during 2002.

         The Company has retained the services of Cunningham Consulting and Associates ("Cunningham") to perform personal property valuations and prepare tax returns filed by the Company in various jurisdictions. Cunningham is a partnership in which Messrs. Beck and Tonges have a minority interest. Cunningham will be paid a fee calculated at 50% of any tax savings generated by Cunningham recommendations implemented by the Company for the 2002 tax returns. The fees for 2003 and 2004 will be the same as 2002. Fees of $25,000 for the preparation of the personal property tax returns will be waived if the fees calculated in the preceding sentence are $75,000 or more. Cunningham also is compensated by the payment of a fee representing 25% of personal property tax refunds obtained with the assistance of its services.

Interest of Messrs. Beck and Yeaggy in Premises Occupied by the Company

         The Company leases office space in Cincinnati, Ohio and Boca Raton, Florida from Union Savings Bank and Beck Group of Boca, respectively, both affiliates of Messrs. Beck and Yeaggy. The lease agreements are on a triple-net basis and provide for annual rental payments of $42,796 and $36,480 respectively. The Company believes that these are market rate rentals.

Limited Guarantees by Messrs. Beck and Yeaggy of Indebtedness of the Company

         Messrs. Beck and Yeaggy have personally guaranteed obligations of the Company to various banks in the aggregate principal amount of $4,340,794 as of March 31, 2002. These obligations are also secured by mortgages on the Company's hotels known as Days Inn Cincinnati and Knights Inn Lafayette (Indiana), and the Company's membership interest in Beckelbe Ltd. Beckelbe Ltd. owns the Company's hotel properties known as Red Roof Kings Island, Days Inn Kings Island, Best Western Cambridge and Days Inn Cambridge. In addition, Messrs. Beck and Yeaggy have personally guaranteed the obligations of the Company in connection with seven loans secured by mortgages on the hotels known as Best Western, Kings Quarters, Days Inn RTP (Raleigh), Days Inn Crabtree (Raleigh), Best Western Cambridge (Ohio), Days Inn Cambridge (Ohio), Red Roof Inn Kings Island (Ohio) and Days Inn Kings Island (Ohio). The obligations of Messrs. Beck and Yeaggy pursuant to their guarantees in connection with these loans are limited to payment of the outstanding debt in the event of fraud or material misrepresentation by the borrowing entities, and indemnification in connection with certain specific liability and costs for the lender, such as environmental liability and liability caused by the gross negligence or willful misconduct of the borrowing entity, the failure to pay property taxes when due, the misapplication of insurance and condemnation proceeds, damage or waste to the property subject to lender's mortgage, and costs incurred by the lender as a result of certain actions taken by the borrowing entity after an event of default.

Interest of Messrs. Beck and Yeaggy in a Company Depository

         From time to time the Company maintains deposits in Union Savings Bank, Cincinnati, Ohio, which is a subsidiary of U.S. Bancorp, of which Messrs. Beck and Yeaggy are officers, directors and beneficial owners. The amount on deposit as of December 31, 2001 was approximately $189,000.

Company's Repurchase of Common Stock held by Daewoo Corporation

         Pursuant to an authorization of Board of Directors, on January 17, 2002, the Company purchased 680,862 shares of Common Stock held by Daewoo Corporation ("Daewoo") for $817,034, approximately $1.20 per share. Prior to such repurchase, Daewoo held approximately 8.6% of the Company's outstanding Common Stock and was the single largest shareholder of the Company after Messrs. Beck and Yeaggy. Arthur Lubell, a director of the Company who has performed legal services for Daewoo and its affiliates in the United States for many years, assisted the parties in completing this transaction. Mr. Lubell received no compensation for his services from the Company.

Allocation of Compensation Expenses

         Charles W. Thornton, Corporate Counsel of the Company, works for and is compensated by an affiliate of Messrs. Beck and Yeaggy, and bills the Company for time based on an hourly rate. The Company believes that the rate charged by Mr. Thornton is fair and reasonable.

Registration Rights Granted to Messrs. Beck and Yeaggy

         Messrs. Beck and Yeaggy, in the aggregate, directly and indirectly own approximately 54% of the outstanding shares of the Company's Common Stock. Messrs. Beck and Yeaggy have been granted certain registration rights with respect to the Company's securities owned by them. On a one-time basis, Messrs. Beck and Yeaggy may demand registration, at the Company's expense, of their shares of Common Stock. In addition, if the Company proposes to register any of its securities in connection with a public offering of such securities (other than in connection with certain limited purpose registrations), Messrs. Beck and Yeaggy may request that their Common Stock be registered incidental thereto.

          PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors, subject to stockholder ratification, has selected Grant Thornton LLP ("Grant Thornton") to serve as its independent auditors for the fiscal year ending December 31, 2002. If the stockholders do not ratify the selection of Grant Thornton the Board of Directors may reconsider its selection.

         A representative of Grant Thornton is expected to be available in person or by telephone to respond to appropriate questions at the Meeting and will be given the opportunity to make a statement if he or she desires to do so.

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, in person or by proxy, at the Meeting is required for the ratification of the selection of the auditors.

         The Board of Directors recommends a vote "FOR" the ratification of the selection of Grant Thornton as independent auditors.

                             STOCK PERFORMANCE GRAPH

         The following graph shows a comparison since January 22, 1998 of the cumulative return for the Company's Common Stock, the Standard & Poors 500 Index and the NASDAQ US Index, each of which assumes an initial value of $100 and reinvestment of dividends. The Company is not aware of a directly comparable peer group index quoted by the NASDAQ and does not believe it can reasonable identify a peer group.

  [The following table was represented as a line graph in the printed material]


                1/22/98         12/31/98        12/31/99        12/31/00        12/31/01
                -------         --------        --------        --------        --------
S&P 500         100.00            129.89          157.31          143.30          126.42
Nasdaq US       100.00            140.49          261.01          157.00          124.58
JAGI            100.00             36.71           28.57           21.00           18.57



         Prior to January 22, 1998 there was no public market for the Company's Common Stock. Initial trading for the Company's Common Stock commenced January 22, 1998 on the Nasdaq SmallCap Market.



                                  OTHER MATTERS

         The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

         If you do not plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly. Even if you do plan to attend the Meeting, please so note where provided and return the proxy card promptly.

                             ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2001 all filing requirements applicable to its officers, directors and 10% beneficial owners were met, except for the Initial Statement of Beneficial Ownership of Securities on Form 3 to be filed by John Fernando, who became an executive officer of the Company in June 2001.

No Incorporation by Reference

         In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph of this proxy statement, the "Report of the Audit Committee" and the "Report of the Compensation Committee" specifically are not incorporated by reference into any other filings with the SEC.

         The proxy statement is sent to you as part of the proxy materials for the 2002 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of the Company's Common Stock.

Stockholders' Proposals for Next Annual Meeting

         Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, FL 33431-8596, on or before December 23, 2002 for consideration for inclusion in the proxy material for such annual meeting of stockholders.

         Expenses of Solicitation

         The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telecopy. The Company does not expect to pay any compensation for the solicitation of proxies.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Louis S. Beck
                                           Chairman of the Board

Dated:  April 22, 2002

===============================================================================

                 GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
                           A PROFESSIONAL CORPORATION


                         DIRECTIONS TO THE LEGAL CENTER
                                   16TH FLOOR


FROM PENN STATION, NEWARK

An above ground walkway connects the Legal Center to Penn Station. Take escalator in front of McDonald's to upper level. Take walkway heading towards Gateway Center. To enter Legal Center, bear right halfway through Gateway Center walkway to The Legal Center walkway, which brings you into The Legal Center Lobby.


FROM NORTH JERSEY OR NEW YORK

Take New Jersey Turnpike south to Exit 15E. Follow signs for Newark, and get onto Raymond Boulevard (west). Take Raymond Boulevard 3 miles, and go under the railroad tracks at Newark Penn Station. The Legal Center will be on your right, just beyond the first traffic light following the underpass. To park, turn right at this traffic light, immediately prior to the building. Follow signs to the building's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM SOUTH JERSEY

Take Garden State Parkway North to New Jersey Turnpike North to Exit 13A. After toll, bear left onto Rt. 1 & 9 North -- stay to the left onto Rt. 21 North (Newark). Take Rt. 21 over the viaduct onto McCarter Highway, go about 2 miles (pass Gateway Center building on right). Staying on McCarter Highway, cross Raymond Blvd. Intersection and bear right to pass in front of Don Pepe's Restaurant. At end of street turn right onto service road and enter the building's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM WEST JERSEY

Take Route 22 East to Route 21 (McCarter Highway). Take 21 North over viaduct onto McCarter Highway, go about 2 miles (pass Gateway Center building on right) .. Staying on McCarter Highway, cross Raymond Blvd. intersection and bear right to pass in front of Don Pepe's Restaurant. At end of street turn right onto service road and enter the building's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM 78 EAST

Follow signs (1&9) & (21) Newark. Take route 21 North--over viaduct onto McCarter Highway, go about 2 miles (pass Gateway Center building on right) . Staying on McCarter Highway, cross Raymond Blvd. Intersection and bear right to pass in front of Don Pepe's Restaurant. At end of street turn right onto service road and enter the building's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.


FROM 280 EAST

Take 280E to Exit 15 (Route 21 South - Downtown). At bottom of ramp (traffic light) turn right onto Route 21 South (McCarter Highway). Follow Rt. 21 until it intersects, at a traffic light, with Raymond Boulevard. Turn left onto Raymond Boulevard. The Legal Center will be on your left. At the first traffic light turn left into the access road to The Legal Center's parking garage. Ask attendant where Gibbons, Del Deo's visitor parking is located.

                              ONE RIVERFRONT PLAZA
                          NEWARK NEW JERSEY 07102-5497
                                 (973) 596-4500
                            TELECOPIER (973) 596-0545

===============================================================================

                         JANUS HOTELS AND RESORTS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 7, 2002
          This Proxy is Solicited On Behalf of the Board of Directors

The undersigned hereby appoints C. Scott Bartlett, Jr., Lucille Hart-Brown and Richard P. Lerner and each of them, with full power of substitution as proxies for the undersigned, to attend the annual meeting of stockholders of Janus Hotels and Resorts, Inc. (the "Company"), to be held at the law offices of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, 16th Floor, Newark, New Jersey 07102 at 11:00 a.m. Easter Time on June 7, 2002, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present.



                          (Continued on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                         JANUS HOTELS AND RESORTS, INC.

                                  JUNE 7, 2002










                *Please Detach and Mail in the Envelope Provided*
A [X]  Please mark your
       votes as indicated
       in this example.


                                              WITHHOLD
                           FOR               AUTHORITY
1.  To vote for the        [  ]                [   ]
    nominees listed at
    right for selection
    as directors

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)

------------------------------------------------


The Board of Directors recommends a vote "FOR" 1,2, and 3.
                                                                                            FOR       AGAINST      ABSTAIN
 Nominees:  Class C Directors,     2.  Approval of the appointment of Grant Thornton        [  ]        [  ]         [  ]
            term expires 2005          LLP as the Company's independent auditors for
            Harry G. Yeaggy            the fiscal year ending December 31, 2002
            Michael M. Nanosky
            Stephen B. Grossman    3.  In their discretion, on such other business as       [  ]        [  ]         [  ]
                                       may properly come before the meeting or any
                                       adjournment thereof.

                                                                              IF YOU PLAN TO ATTEND THE ANNUAL       [  ]
                                                                              MEETING PLEASE CHECK BOX

                                  Unless a contrary direction is indicated, the shares represented by this proxy will be voted FOR approval of each of the proposals; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.






Signature(s)______________________________________________ Dated______________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.